UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

AXA EQUITABLE LIFE INSURANCE COMPANY

(Exact name of Registrant as specified in its charter)

New York	000-20501	13-5570651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas New York, New York	10104
(Address of principal executive offices)	(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

None

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2014, the Company entered into a Confidential Separation Agreement and General Release (the “Agreement”) with Robert O. Wright concerning his continued employment and termination. Pursuant to the Agreement Mr. Wright will resign as Senior Executive Director and Head of Wealth Management effective September 19, 2014 and will no longer be a member of the Company’s Executive Committee effective September 2, 2014. Mr. Wright will continue his employment with the Company in a non-officer role through December 31, 2014 (the “Termination Date”). Through the Termination Date, Mr. Wright will continue to be eligible for all Company benefits for which employees are eligible and will continue to be paid his current salary on a bi-weekly basis. The Agreement also contains standard provisions related to confidentiality, non-disparagement, and non-solicitation/non-competition. Following the Termination Date and in exchange for executing another Confidential Separation Agreement and General Release, Mr. Wright will be eligible to receive the severance benefits provided in the AXA Equitable Severance Benefit Plan and the AXA Equitable Supplemental Severance Plan for Executives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE LIFE INSURANCE COMPANY

Date: September 4, 2014	By:	/s/ Dave S. Hattem

	Name:	Dave S. Hattem
	Title:	Senior Executive Director and General Counsel